Exhibit 10.27

AMENDED AND RESTATED SECURITIES LENDING AUTHORIZATION AGREEMENT

Between

NORTHERN TRUST INVESTMENTS, N.A., AS TRUSTEE OF

THE AMERICAN BAR ASSOCIATION MEMBERS/NORTHERN TRUST COLLECTIVE

TRUST

and

STATE STREET BANK AND TRUST COMPANY

TABLE OF CONTENTS

1.	DEFINITIONS

2.	APPOINTMENT OF STATE STREET

3.	SECURITIES TO BE LOANED

4.	BORROWERS

5.	SECURITIES LOAN AGREEMENTS

6.	LOANS OF AVAILABLE SECURITIES

7.	DISTRIBUTIONS ON AND VOTING RIGHTS WITH RESPECT TO LOANED SECURITIES

8.	COLLATERAL

9.	INVESTMENT OF CASH COLLATERAL AND COMPENSATION

10.	FEE DISCLOSURE

11.	RECORDKEEPING AND REPORTS

12.	STANDARD OF CARE

13	REPRESENTATIONS AND WARRANTIES

14.	INDEMNIFICATION

15.	CONTINUING AGREEMENT AND TERMINATION

16.	INSTRUCTION TO CUSTODIAN

17.	NOTICES

18.	MISCELLANEOUS

19.	SECURITIES INVESTORS PROTECTION ACT

20.	COUNTERPARTS

21.	MODIFICATION

SCHEDULES

SCHEDULE A (Schedule of Fees)

SCHEDULE B (Schedule of Funds)

SCHEDULE C (Acceptable Forms of Collateral)

SCHEDULE D (List of Approved Borrowers)

AMENDED AND RESTATED SECURITIES LENDING AUTHORIZATION AGREEMENT

Agreement dated as of the 1st day of July, 2010 between NORTHERN TRUST INVESTMENTS, N.A., as trustee of the AMERICAN BAR ASSOCIATION MEMBERS/NORTHERN TRUST COLLECTIVE TRUST, a trust created or organized in the United States and that holds assets of employee benefit plans described in Section 401(a) of the Internal Revenue Code (the “Trust”), and STATE STREET BANK AND TRUST COMPANY and its affiliates and subsidiaries (collectively, “State Street”), setting forth the terms and conditions under which State Street is authorized to act on behalf of the Trust with respect to the lending of certain securities of the Trust. References to “Trust” hereunder refer to each of the collective investment funds established under the Trust and listed on Schedule B hereto, as such Schedule B may be amended from time to time by the parties hereto.

WHEREAS, State Street Bank and Trust Company of New Hampshire, as the trustee of the ABA Members/State Street Collective Trust, and State Street Bank and Trust Company, in its institutional capacity and not as trustee, were parties to that certain Securities Lending Authorization Agreement dated January 1, 2004, as amended (the “Securities Lending Agreement”);

WHEREAS, the American Bar Association Members/State Street Collective Trust was maintained prior to July 1, 2010 by State Street Bank and Trust Company of New Hampshire (“NHT”);

WHEREAS, Northern Trust Investments, N.A. became successor trustee (“Trustee”) of the Trust effective July 1, 2010, pursuant to a Succession and Assignment Agreement between State Street Bank and Trust Company, NHT, The Northern Trust Company and Northern Trust Investments, N.A., dated June 29, 2009, the American Bar Association Members/State Street Collective Trust having been amended and restated as the Trust;

WHEREAS, the Trust and State Street wish to amend and restate the Securities Lending Agreement, including for the purpose of documenting the changes described above;

WHEREAS, the Trustee is subject to the terms of the Fiduciary Investment Services Agreement, dated August 15, 2008 and amended effective May 1, 2009 (“FISA”), with the ABA Retirement Funds, an Illinois not for profit corporation (“ABA RF”);

WHEREAS, the Trustee desires to engage State Street to conduct securities lending activities for the Trust;

WHEREAS, Section 6.05 of FISA requires that ABA RF consent to the Trustee’s engagement of all “Major Vendors” to the American Bar Association Members Retirement Program (the “Program”);

WHEREAS, the Trustee acknowledges that an entity engaged to perform securities lending activities for the Trust is a “Major Vendor” (within the meaning of FISA) to the Program; and

NOW, THEREFORE, in consideration of the mutual promises and of the mutual covenants contained herein, each of the parties hereto does hereby covenant and agree as follows:

1. Definitions. For the purposes hereof:

(a) “Available Securities” means the securities of the Trust that are available for Loans pursuant to Section 3.

(b) “Borrower” means any of the entities to which Available Securities may be loaned under a Securities Loan Agreement, as described in Section 4.

(c) “Collateral” means collateral delivered to the Trust by a Borrower to secure its obligations under a Securities Loan Agreement.

(d) “Custodian” means the custodian of the Trust’s securities, which at the date of this Agreement is Northern Trust Investments, N.A.

(e) “Equivalent Securities” means securities equivalent to securities which are the subject of a Loan or Collateral, being securities of the same issuer conferring identical rights and imposing identical obligations and of the same nominal value, class and description to the security which is the subject of the Loan or Collateral, provided that if any new or different securities shall be exchanged for or issued in respect of any such securities by recapitalization, merger, consolidation, or other corporate action, such new or different securities shall be deemed to become Equivalent Securities.

(f) “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

(g) “Loan” means a loan by the Trust of Available Securities to a Borrower pursuant to a Securities Loan Agreement.

(h) “Loaned Security” shall mean any “security” that is delivered to a Borrower as a Loan under a Securities Loan Agreement; provided that, if any new or different security shall be exchanged for any Loaned Security by recapitalization, merger, consolidation, or other corporate action, such new or different security shall, effective upon such exchange, be deemed to become a Loaned Security in substitution for the former Loaned Security for which such exchange was made.

(i) “Market Value” of a security means the market value of such security (including, in the case of a Loaned Security that is a debt security, the accrued interest on such security) as determined by the independent pricing service designated by State Street, or such other independent sources as may be selected by State Street on a reasonable basis.

(j) “PTE 06-16” means ERISA Prohibited Transaction Exemption 2006-16, 71 Fed. Reg. 63786 (October 31st, 2006).

(k) “Securities Loan Agreement” means the agreement between a Borrower and State Street (on behalf of the Trust) that governs Loans, as described in Section 5.

2. Appointment of State Street. The Trustee hereby appoints and authorizes State Street as its agent to lend to Borrowers and to hold Available Securities from time to time in accordance with the terms of this Agreement. State Street shall have the responsibility and authority to do or cause to be done all acts State Street shall determine to be desirable, necessary, or appropriate to implement and administer the securities lending program described herein. The Trustee agrees that State Street is acting as an agent and not as principal in connection with the securities lending activities permitted hereunder. State Street may take action as agent of the Trust on an undisclosed or a disclosed basis. State Street is hereby authorized to request a third party bank as selected by State Street to undertake certain custodial functions in connection with holding of the Collateral provided by a Borrower hereunder. In connection therewith, State Street may instruct said third party Bank to establish and maintain a Borrower’s account and a State Street account wherein all Collateral and cash shall be maintained by said third party bank in accordance with the terms of a custodial agreement; provided, however, said custodial agreement shall be consistent with the terms hereof. State Street acknowledges that it is an ERISA fiduciary with respect to the Trust to the extent that State Street exercises discretionary authority under this Agreement.

The Trustee also appoints and authorizes State Street as its agent, to enter into fee for holds arrangements with Borrowers with respect to certain Available Securities. State Street, as agent, will, in return for a fee from the Borrower, hold and reserve certain Available Securities and refrain from lending such securities to any other person without such Borrower’s permission, provided, however, that such fee for holds arrangements shall not restrict or otherwise affect Trust’s ownership rights with regard to the Available Securities. The fee received from the Borrower pursuant to any such fee for holds arrangements shall be allocated between State Street and the Trust in accordance with Schedule A.

3. Securities to be Loaned. All the Trust’s securities held by the Custodian shall be subject to the securities lending activities permitted by this agreement and constitute Available Securities hereunder, except those securities which the Trustee specifically identifies herein or in notices to State Street as not being Available Securities. The Trust shall cause the Custodian to enter into a Third Party Lending Operational Procedures Agreement (“Operational Procedures Agreement”) with State Street to facilitate the provision of services contemplated by this Agreement. The Trust acknowledges and agrees that no lending can occur prior to the completion of the Operational Procedures Agreement between the Custodian and State Street. The Trust acknowledges and agrees that State Street shall have no liability in respect of any acts of the Custodian or any losses which may result from the failure of the Custodian to comply with the terms of the Operational Procedures Agreement, except to the extent that State Street’s gross negligence, fraud or willful misconduct is the sole and direct cause of the Custodian’s failure to comply with the terms of the Operational Procedures Agreement.

4. Borrowers. The Available Securities may be loaned to any Borrower other than State Street identified on the Schedule of Borrowers, as attached to this Agreement as Schedule C and as such Schedule may be modified from time to time by State Street as noted below.

The Trustee may at any time instruct State Street in writing to restrict the lending of Available Securities to any Borrower.

State Street may periodically update the Schedule, provided that it makes such updated Schedule available to the Trustee and promptly notifies the Trustee that such updated Schedule is available. The Trustee shall promptly notify State Street if at any time:

(a) any potential Borrower which is a “U.S. Broker-Dealer”, a “U.S. Bank”, a “Foreign Broker-Dealer”, or a “Foreign Bank (or any such potential Borrower’s “affiliates”), all as defined in PTE 06-16 has discretionary authority or control with respect to the investment of any Available Securities, or renders investment advice (within the meaning of 29 CFR § 2510.3-21(c)) with respect to any Available Securities.

(b) any potential Borrower that is a not “U.S. Broker-Dealer”, a “U.S. Bank”, a “Foreign Broker-Dealer”, or a “Foreign Bank”, all as defined in PTE 06-16 but that is a party-in-interest with respect to the Trust (within the meaning of § 3(14) of ERISA) or a disqualified person with respect to the Trust (within the meaning of § 4975(e)(2) of the Internal Revenue Code).

If the Trustee provides such notice, State Street shall take appropriate action to prevent the Trust from engaging in a Loan that would constitute a prohibited transaction (as described in Section 406 of ERISA) with any potential Borrower so identified by the Trustee. State Street shall be entitled to rely upon such notices from the Trustee on behalf of the Trust (and the absence of such notices) in its operation of this securities lending program.

5. Securities Loan Agreements. The Trustee authorizes State Street to enter into one or more Securities Loan Agreements with such Borrowers as may be selected by State Street. Each Securities Loan Agreement shall have such terms and conditions as State Street may negotiate with the Borrower. State Street shall make its current forms of Securities Loan Agreements available to the Trust upon request. Certain terms of individual Loans, including rebate fees to be paid to the Borrower for the use of cash Collateral, shall be negotiated at the time a Loan is made.

6. Loans of Available Securities. State Street shall have the discretionary authority to be responsible for determining whether any Loan shall be made and for negotiating and establishing the terms of each Loan. State Street shall have the authority to terminate any Loan in its discretion, at any time and without prior notice to the Trust.

The Trustee acknowledges that State Street administers securities lending programs for other clients of State Street. State Street will allocate securities lending opportunities among its clients, including the Trust, using reasonable and equitable methods established and uniformly applied by State Street from time to time. State Street does not represent or warrant that any amount or percentage of the Trust’s Available Securities will in fact be loaned to Borrowers. Subject to the second sentence of this paragraph, the Trustee agrees that it shall have no claim against State Street and, subject to applicable law, State Street shall have no liability arising from, based on, or relating to, loans made for other clients, or loan opportunities refused hereunder, whether or not State Street has made fewer or more loans for any other client, and whether or not any loan for another client, or the opportunity refused, could have resulted in loans made under this Agreement.

The Trustee also acknowledges that, under the applicable Securities Loan Agreements, the Borrowers will not be required to return Loaned Securities immediately upon receipt of notice from State Street terminating the applicable Loan, but instead will be required to return such Loaned Securities within such period of time following such notice as is specified in the applicable Securities Loan Agreement, but not later than five (5) business days after receipt of such notice. Upon receiving a notice from the Trustee or the Investment Manager that Available Securities which have been loaned to a Borrower should no longer be considered Available Securities (whether because of the sale of such securities or otherwise), State Street shall use its best efforts to promptly thereafter notify the Borrower which has borrowed such securities that the Loan of such securities is terminated and that such securities are to be returned within the time specified by the applicable Securities Loan Agreement, but not later than five (5) business days after such notification.

Neither State Street nor any Borrower shall be liable for any losses, costs, charges or penalties incurred by the Trust which are attributable to the failure, on the part of the Trust’s Custodian or subcustodians to either (i) receive Equivalent Securities in settlement of a terminated Loan or (ii) on-deliver such Equivalent Securities in settlement of the Trust’s obligations or instructions.

7. Distributions on and Voting Rights with Respect to Loaned Securities. The Trustee represents and warrants that it is the legal owner of all Available Securities free and clear of all liens, claims, security interests and encumbrances and no such security has been sold and that it is entitled to receive all distributions made by the issuer with respect to Loaned Securities. Except as provided in the next sentence, all interest, dividends, and other distributions paid with respect to Loaned Securities shall be credited to the Trust’s account on the date such amounts are delivered by the Borrower to State Street. Any non-cash distribution on Loaned Securities which is in the nature of a stock split or a stock dividend shall be added to the Loan (and shall be considered to constitute Loaned Securities) as of the date such non-cash distribution is received by the Borrower; provided that the Trustee or Investment Manager may, by giving State Street ten (10) business days’ notice prior to the date of such non-cash distribution, direct State Street to request that the Borrower deliver such non-cash distribution to State Street, pursuant to the applicable Securities Loan Agreement, in which case State Street shall credit such non-cash distribution to the Trust’s account on the date it is delivered to State Street.

The Trustee acknowledges that the Trust will not be entitled to participate in any dividend reinvestment program or to vote with respect to securities that are on loan on the applicable record date for such securities. However, if the Trustee gives State Street ten (10) business days notice prior to the proxy record date, State Street will use its best efforts to recall Loaned Securities as requested by the Trustee, so that the Trust may vote with respect to such securities.

The Trustee also acknowledges that any payments of distributions from Borrower to the Trust are in substitution for the interest or dividend accrued or paid in respect of Loaned Securities and that the tax and accounting treatment of such payment may differ from the tax and accounting treatment of such interest or dividend.

If an installment, call or rights issue becomes payable on or in respect of any Loaned Securities, State Street shall use all reasonable endeavors to ensure that any timely instructions from the Trust are complied with, but State Street shall not be required to make any payment unless the Trustee has first provided State Street with funds to make such payment.

8. Collateral.

(a) Receipt of Collateral. The Trustee authorizes State Street, or a third party bank, to receive and to hold, on the Trust’s behalf, Collateral from Borrowers to secure the obligations of Borrowers with respect to any Loan of Available Securities made on behalf of the Trust pursuant to the Securities Loan Agreements. All investments of cash Collateral shall be for the account and at the risk of the Trust. Concurrently with or prior to the delivery of the Loaned Securities to the Borrower under any Loan, State Street shall receive from the Borrower Collateral in any of the forms listed on Schedule C. Said Schedule may be amended from time to time by State Street and the Trustee.

(b) Marking to Market. The initial Collateral received shall have (i) in the case of Loaned Securities denominated in United States Dollars or whose primary trading market is located in the United States, sovereign debt issued by foreign governments (other than Canada) or corporate bonds that are not denominated in United States Dollars (other than those issued in Canada), a value of 102% of the Market Value of the Loaned Securities, or (ii) in the case of Loaned Securities which are not denominated in United States Dollars or whose primary trading market is not located in the United States (and not referenced in (i)), a value of 105% of the Market Value of the Loaned Securities (iii) in the case of Loaned Securities comprised of UK Gilts, a value of 102.5% of the Market Value of the Loaned Securities, or (iv) in all other cases, such other value, but not less than 102% of the Market Value of the Loaned Securities, as may be applicable in the jurisdiction in which such Loaned Securities are customarily traded. Notwithstanding the foregoing, the initial Collateral received shall have a value no less than the applicable percentage of the Market Value of Loaned Securities required to comply with PTE 06-16.

Pursuant to the terms of the applicable Securities Loan Agreement, State Street shall, in accordance with State Street’s reasonable and customary practices, mark Loaned Securities and Collateral to their Market Value each business day based upon the Market Value of the Collateral and the Loaned Securities at the close of business employing the most recently available pricing information, and ensure that each applicable Securities Loan Agreement shall require each Borrower to deliver additional Collateral (for Collateral comprised of a letter of credit, an additional or replacement letter of credit) to State Street as follows:

In the case of a Loan denominated in United States dollars which is comprised of equities or corporate bonds, or a Loan of Australian sovereign debt, the Borrower will be required to deliver additional Collateral in the event that the Market Value of the Collateral is less than one hundred and two percent (102%) of the Market Value of the Loan and such additional Collateral together with the Collateral previously delivered shall have a Market Value of not less than one hundred and two percent (102%) of the Market Value of the Loan.

In the case of Loans denominated in United States dollars which are comprised of securities issued or guaranteed by the United States government, its agencies or instrumentalities or loans of sovereign debt issued by foreign governments (other than Canada and Australia), or loans of corporate debt (other than Canada and Australia) not denominated in United States dollars, the Borrower will be required to deliver additional Collateral in the event that the Market Value of all the Collateral provided by such Borrower in connection with Loans described in this paragraph is less than one hundred and two (102%) of the Market Value of such Loans and such additional Collateral together with the Collateral previously delivered shall have a Market Value not less than one hundred and two percent (102%) of the Market Value of such Loans.

In the case of Loans denominated in United States dollars which are comprised of securities issued or guaranteed by the United States government, its agencies or instrumentalities or loans of sovereign debt issued by foreign governments (other than Canada and Australia), or loans of corporate debt (other than Canada and Australia) not denominated in United States dollars, the Borrower will be required to deliver additional Collateral in the event that the Market Value of all the Collateral provided by such Borrower in connection with Loans described in this paragraph is less than one hundred and two (102%) of the Market Value of such Loans and such additional Collateral together with the Collateral previously delivered shall have a Market Value not less than one hundred and two percent (102%) of the Market Value of such Loans.

In the case of a Loan which is not denominated in United States dollars which is comprised of equities, as well as sovereign debt and corporate bonds issued in Canada, the Borrower will be required to deliver additional Collateral in the event that the Market Value of the Collateral is less than one hundred and five percent (105%) of the Market Value of the Loan and such additional Collateral together with the Collateral previously delivered shall have a Market Value not less than one hundred and five percent (105%) of the Market Value of the Loan.

In the case of a Loan which is comprised of UK Gilts, the Borrower will be required to deliver additional Collateral in the event that the Market Value of the Collateral is less than one hundred and two and one half percent (102.5%) of the Market Value of the Loan and such additional Collateral together with the Collateral previously delivered shall have a Market Value not less than one hundred and two and one half percent (102.5%) of the Market Value of the Loan.

(c) Return of Collateral. The Collateral shall be returned to Borrower at the termination of the Loan upon the return of the Loaned Securities by Borrower to State Street in accordance with the applicable Securities Loan Agreement.

(d) Limitations. State Street shall invest cash Collateral in accordance with any directions, including any limitations established by the Trustee and set forth on Schedule A. State Street shall exercise reasonable care, skill, diligence and prudence in the investment of Collateral. Subject to the foregoing limits and standard of care, State Street does not assume any market or investment risk of loss with respect to the investment of cash Collateral. Subject to the foregoing limits and standard of care, if the value of the cash Collateral so invested is insufficient to return any and all amounts due to such Borrower pursuant to the Securities Loan Agreement, the Trust shall be solely responsible for such shortfall and the Trust shall pay to State Street on demand the full amount owed by the Trust.

9. Investment of Cash Collateral and Compensation. To the extent that a Loan is secured by cash Collateral, such cash Collateral, including money received with respect to the investment of the same, or upon the maturity, sale, or liquidation of any such investments, shall be invested by State Street, subject to the directions referred to above, if any, in short-term instruments, short term investment funds maintained by State Street, money market mutual funds and such other investments as State Street may from time to time select, including without limitation investments in obligations or other securities of State Street or of any State Street affiliate and investments in any short-term investment fund, mutual fund, securities lending trust or other collective investment fund with respect to which State Street and/or its affiliates provide investment management or advisory, trust, custody, transfer agency, shareholder servicing and/or other services for which they are compensated.

The Trustee acknowledges that interests in such mutual funds, securities lending trusts and other collective investment funds, to which State Street and/or one or more of its affiliates provide services are not guaranteed or insured by State Street or any of its affiliates or by the Federal Deposit Insurance Corporation or any government agency. The Trustee hereby authorizes State Street to purchase or sell investments of cash Collateral to or from other accounts held by State Street or its affiliates.

The net income generated by any investment made pursuant to the first paragraph of this Section 9 shall be allocated among the Borrower, State Street, and the Trust, as follows: (a) a portion of such income shall be paid to the Borrower in accordance with the Securities Lending Agreement between the Borrower and State Street; (b) the balance, if any, shall be divided between State Street as compensation for its services in connection with this securities lending program and the Trust as such income shall be credited to the Trust’s account, in accordance with the fee split set forth on Schedule A.

In the event the net income generated by any investment made pursuant to the first paragraph of this Section 9 does not equal or exceed the amount due the Borrower (the rebate fee for the use of cash Collateral) in accordance with the Securities Lending Agreement between Borrower and State Street and the amount of such cash collateral has at all times satisfied the requirements of Section 8(a), State Street and the Trust shall, in accordance with the fee division set forth on Schedule A, share the amount equal to the difference between the net income generated and the amounts to be paid to the Borrower pursuant to the Securities Loan Agreement. Subject to Sections 12 and 14, the Trust shall be solely responsible for any and all other amounts due to such Borrower pursuant to the Securities Loan Agreement and State Street may debit the Trust’s account accordingly. In the event debits to the Trust’s account produce a deficit therein, State Street shall sell or otherwise liquidate investments made with cash Collateral and credit the net proceeds of such sale or liquidation to satisfy the deficit. In the event that the foregoing does not eliminate the deficit or is otherwise not immediately available then the Trust shall pay to State Street on demand the full amount owed by Trust.

In connection with the investment of cash Collateral pursuant to Section 9 hereof in any security, including a securities lending trust or other collective investment fund that is not publicly offered, the Trustee authorizes State Street (unless the Trustee has expressly notified State Street to the contrary in writing) to execute and deliver, on behalf of the Trust, one or more documents representing that such securities are being acquired only for investment and not with a view to distribution and that the Trust qualifies as an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act of 1933, as amended.

In the event of a Loan to a Borrower resident in Canada, which is made over record date for a dividend reinvestment program (“DRP”) and is secured by cash Collateral, the Borrower shall pay the Trust a substitute payment equal to the full amount of the cash dividend declared, and may pay a loan premium, the amount of which shall be negotiated by State Street, above the amount of the cash dividend. Such loan premium shall be allocated between State Street and the Trust as follows: (a) a portion of such loan premium shall be paid to State Street as compensation for its services in connection with this securities lending program, in accordance with Schedule A and (b) the remainder of such loan premium shall be credited to the Trust’s account.

To the extent that a Loan is secured by non-cash Collateral, the Borrower shall be required to pay a loan premium, the amount of which shall be negotiated by State Street. Such loan premium shall be allocated between State Street and the Trust as follows: (a) a portion of such loan premium shall be paid to State Street as compensation for its services in connection with this securities lending program, in accordance with Schedule A hereto; and (b) the remainder of such loan premium shall be credited to the Trust’s account.

The Trustee acknowledges that in the event that the Trust’s participation in securities lending generates income for the Trust, State Street may be required to withhold tax or may claim such tax from the Trust as is appropriate in accordance with applicable law.

The Trustee shall reimburse State Street for any and all funds advanced by State Street on behalf of the Trust as a consequence of the Trust’s obligations hereunder, including the Trust’s obligation to return cash Collateral to the Borrower and to pay any fees due the Borrower, all as provided in Section 8 and 9 hereof.

10. Fee Disclosure. The fees associated with the investment of cash Collateral in funds maintained or advised by State Street are disclosed on Schedule A hereto. An annual report with respect to such funds is available to the Trust, at no expense, upon request.

11. Recordkeeping and Reports. State Street will establish and maintain such records as are reasonably necessary to account for Loans that are made and the income derived therefrom. On a monthly basis, State Street will provide the Trustee with, or make available to the Trustee, a statement describing the Loans made, and the income derived from the Loans, during the period covered by such statement. Each party to this Agreement shall comply with the reasonable requests of the other for information necessary to the requester’s performance of its duties in connection with this securities lending program.

12. Standard of Care. State Street shall use reasonable care in the performance of its duties hereunder consistent with that exercised by banks generally in the performance of duties arising from acting as agent for clients in securities lending and repurchase transactions (as appropriate). State Street acknowledges that to the extent that it exercises discretionary authority over the Trust assets, it is a fiduciary of the Trust, and its functions hereunder are subject to the fiduciary requirements of ERISA. Subject to the requirements of applicable law, including without limitation, ERISA, State Street shall not be liable for any loss or damage, including counsel fees and court costs, whether or not resulting from its acts or omissions hereunder or otherwise, unless the loss or damage arises out of State Street’s negligence, willful misconduct or breach of its standard of care hereunder. Except for any liability, loss, or expense arising from or connected with State Street’s negligence, willful misconduct or breach of its standard of care hereunder, the Trust agrees to reimburse and hold State Street harmless from and against any liability, loss and expense, including reasonable counsel fees, expenses and court costs, arising in connection with any breach of any representation, covenant or agreement of the Trust contained in this Agreement and from and against any related out-of-pocket or incidental expenses. Without limiting the generality of the foregoing, but subject to the requirements of applicable law, including without limitation, ERISA, the Trustee agrees: (i) that State Street shall not be responsible for any statements, representations or warranties which any Borrower makes in connection with any Loans hereunder, or for the performance by any Borrower of the terms of a Loan or any agreement related thereto, subject to Section 14 hereof; (ii) that State Street shall be fully protected in acting in accordance with the oral or written instructions of any person reasonably believed by State Street to be authorized to execute this Agreement on behalf of the Trust (an “Authorized Person”); (iii) that in the event of a default by a Borrower with respect to a Loan, State Street shall be fully protected in acting in its sole discretion in a manner it in good faith deems appropriate, subject to State Street’s standard of care and obligations hereunder; and (iv) that the records of State Street shall be presumed to reflect accurately any oral instructions given by an Authorized Person or a person reasonably believed by State Street to be an Authorized Person.

Notwithstanding any express provision to the contrary herein, State Street shall not be liable for any indirect, consequential, incidental, special or exemplary damages, even if State Street has been apprised of the likelihood of such damages occurring.

State Street, in determining the Market Value of Securities, including without limitation, Collateral, may rely upon any recognized pricing service and shall not be liable for any errors made by such service.

13. Representations and Warranties. Each party hereto represents and warrants that (a) it has the power to execute and deliver this Agreement, to enter into the transactions contemplated hereby, and to perform its obligations hereunder; (b) it has taken all necessary action to authorize such execution, delivery, and performance; (c) this Agreement constitutes a legal, valid, and binding obligation enforceable against it; (d) the execution, delivery, and performance by it of this Agreement will at all times comply with all applicable laws and regulations; and (e) it has made its own determination as to the tax and accounting treatment of any dividends, remuneration or other funds received hereunder.

The person executing this Agreement on behalf of the Trust represents that he or she has the authority to execute this Agreement on behalf of the Trust, that the Trust has received a letter from the Internal Revenue Service certifying that it is tax exempt under Section 501(a), that its taxpayer identification number is 04-6691601; and that its tax year-end is December 31. The Trustee represents and warrants that it is the authorizing fiduciary of the Trust, as defined in PTE 06-16, with authority to engage State Street on behalf of the Trust to perform the functions contemplated hereunder.

The Trustee represents and warrants that it has received and reviewed the State Street Securities Lending Program Description and Risks document.

14. Indemnification.

(a) If at the time of a default by a Borrower with respect to a Loan (within the meaning of the applicable Securities Loan Agreement), some or all of the Loaned Securities under such Loan have not been returned by the Borrower, and subject to the terms of this Agreement, State Street shall indemnify the Trust against the failure of the Borrower as follows. State Street shall purchase a number of Replacement Securities equal to the number of such unreturned Loaned Securities, to the extent that such Replacement Securities are available on the open market. Such Replacement Securities shall be purchased by applying the proceeds of the Collateral with respect to such Loan to the purchase of such Replacement Securities. Subject to the Trust’s obligations pursuant to Section 8 hereof, if and to the extent that such proceeds are insufficient or the Collateral is unavailable, the purchase of such Replacement Securities shall be made at State Street’s sole expense.

(b) If State Street is unable to purchase Replacement Securities pursuant to Paragraph (a) hereof, State Street shall credit to the Trust’s account an amount equal to the Market Value of the unreturned Loaned Securities for which Replacement Securities are not so purchased, determined as of (i) the last day the Collateral continues to be successfully marked to market by the Borrower against the unreturned Loaned Securities; or (ii) the next business day following the day referred to in (i) above, if higher.

(c) In addition to making the purchases or credits required by Paragraphs (a) and (b) hereof, State Street shall credit to the Trust’s account the value of all distributions on the Loaned Securities (not otherwise credited to the Trust’s accounts with State Street), for record dates which occur before the date that State Street purchases Replacement Securities pursuant to Paragraph (a) or credits the Trust’s account pursuant to Paragraph (b).

(d) Any credits required under Paragraphs (b) and (c) hereof shall be made by application of the proceeds of the Collateral, if any, that remains after the purchase of Replacement Securities pursuant to Paragraph (a). If and to the extent that the Collateral is unavailable or the value of the proceeds of the remaining Collateral is less than the value of the sum of the credits required to be made under Paragraphs (b) and (c), such credits shall be made at State Street’s sole expense.

(e) If after application of Paragraphs (a) through (d) hereof, additional Collateral remains or any previously unavailable Collateral becomes available or any additional amounts owed by the Borrower with respect to such Loan are received from the Borrower, State Street shall apply the proceeds of such Collateral or such additional amounts first to reimburse itself for any amounts expended by State Street pursuant to Paragraphs (a) through (d) above, and then to credit to the Trust’s account all other amounts owed by the Borrower to the Trust with respect to such Loan under the applicable Securities Loan Agreement.

(f) In the event that State Street is required to make any payment and/or incur any loss or expense under this Section, State Street shall, to the extent of such payment, loss, or expense, be subrogated to, and succeed to, all of the rights of the Trust against the Borrower under the applicable Securities Loan Agreement.

(g) The provisions of this Section 14 shall not apply to losses attributable to war, riot, revolution, acts of government or other like causes beyond the reasonable control or apprehension of State Street.

(h) Notwithstanding the foregoing, upon Borrower’s default and failure to return the applicable Loaned Securities, State Street agrees to indemnify the Trust for no less than the amount necessary to satisfy the indemnification requirements of PTE 06-16, to the extent applicable under the circumstances.

15. Continuing Agreement and Termination. It is the intention of the parties hereto that this Agreement shall constitute a continuing agreement in every respect and shall apply to each and every Loan made hereunder, whether now existing or hereafter made. The Trustee may at any time terminate this Agreement upon five (5) business days written notice to State Street to that effect, and State Street may terminate this Agreement upon sixty (60) days notice to the Trustee to that effect. The only effects of any such termination of this Agreement will be that (a) following such termination, no further Loans shall be made hereunder by State Street on behalf of the Trust, and (b) State Street shall, within a reasonable time after termination of this Agreement, terminate any and all outstanding Loans. The provisions hereof shall continue in full force and effect in all other respects until all Loans have been terminated and all obligations satisfied as herein provided. State Street does not assume any market or investment risk of loss associated with the Trust’s change in cash Collateral investment vehicles or termination of, or change in, its participation in this securities lending program and the corresponding liquidation of cash Collateral investments.

16. Instructions to Custodian. The Trust authorizes and directs State Street and State Street’s affiliates and agents to instruct the Custodian to deliver Available Securities to Borrowers and other persons at the direction of State Street and State Street’s affiliates and agents and otherwise follow the directions of State Street and State Street’s affiliates and agents in order to put this Agreement into full effect.

17. Notices. Except as otherwise specifically provided herein, notices under this Agreement may be made orally, in writing, or by any other means mutually acceptable to the parties. If in writing, a notice shall be sufficient if delivered to the party entitled to receive such notices at the following addresses:

If to the Trust:

Northern Trust Investments, N.A.

50 South La Salle Street

Chicago, IL. 60603

Attention: Thomas Benzmiller

Copy To:

Scarlett Ungurean

Executive Director

321 N. Clark Street

Chicago, IL 60610-4714

Attention: John J. Puetz

If to State Street:

State Street Securities Finance

State Street Financial Center

1 Lincoln Street, 3rd floor

Boston, Massachusetts 02111-2900

or to such other addresses as either party may furnish the other party by written notice under this section.

Whenever this Agreement permits or requires the Trustee to give notice to, direct, or provide information to State Street, such notice, direction, or information shall be provided to State Street on the Trust’s behalf by any individual designated for such purpose by the Trustee in a written notice to State Street. (This Agreement shall be considered such a designation of the person executing the Agreement on the Trust’s behalf.) After its receipt of such a notice of designation, and until its receipt of a notice revoking such designation, State Street shall be fully protected in relying upon the notices, directions, and information given by such designee.

18. Miscellaneous. This Agreement supersedes any other agreement between the parties or any representations made by one party to the other, whether oral or in writing, concerning loans of securities by State Street on behalf of the Trust. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, representatives, successors, and assigns. This Agreement shall be governed and construed in accordance with applicable Federal law and, to the extent not preempted by such Federal law, the laws of The Commonwealth of Massachusetts. The Trustee, on behalf of the Trust, hereby irrevocably submits to the jurisdiction of any Massachusetts state or Federal court sitting in The Commonwealth of Massachusetts in any action or proceeding arising out of or related to this Agreement and hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such Massachusetts state or Federal court except that this provision shall not preclude any party from removing any action to Federal court. The Trustee agrees that a final judgment in any such action or proceeding, all appeals having been taken or the time period for such appeals having expired, shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. The provisions of this Agreement are severable and the invalidity or unenforceability of any provision hereof shall not affect any other provision of this Agreement. If in the construction of this Agreement any court should deem any provision to be invalid because of scope or duration, then such court shall forthwith reduce such scope or duration to that which is appropriate and enforce this Agreement in its modified scope or duration.

19. Securities Investors Protection Act of 1970 Notice. THE TRUSTEE IS HEREBY ADVISED AND ACKNOWLEDGES THAT THE PROVISIONS OF THE SECURITIES INVESTOR PROTECTION ACT OF 1970 MAY NOT PROTECT THE TRUST WITH RESPECT TO THE LOAN OF SECURITIES HEREUNDER AND THAT, THEREFORE, THE COLLATERAL DELIVERED TO THE TRUST MAY CONSTITUTE THE ONLY SOURCE OF SATISFACTION OF THE BROKER’S OR DEALER’S OBLIGATION IN THE EVENT THE BROKER OR DEALER FAILS TO RETURN THE SECURITIES.

20. Counterparts. The Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one (1) instrument.

21. Modification. This Agreement shall not be modified except by an instrument in writing signed by the parties hereto.

NORTHERN TRUST INVESTMENTS, N.A., AS TRUSTEE OF THE AMERICAN BAR ASSOCIATION MEMBERS/NORTHERN TRUST COLLECTIVE TRUST

Name:	/s/ Thomas R. Benzmiller
By:	Thomas R. Benzmiller
Title:	Senior Vice President

STATE STREET BANK AND TRUST COMPANY

Name:	/s/ Nicholas Bonn
By:	Nicholas Bonn
Title:	Executive Vice President